East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Christopher Del Moral-Niles, CFA	Adrienne Atkinson
Chief Financial Officer	Director of Investor Relations
T: (626) 768-6860	T: (626) 788-7536
E: chris.delmoralniles@eastwestbank.com	E: adrienne.atkinson@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER OF 2024
OF $285 MILLION AND DILUTED EARNINGS PER SHARE OF $2.03

Pasadena, California – April 23, 2024 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the first quarter of 2024. First quarter 2024 net income was $285 million, or $2.03 per diluted share. Excluding a $10 million pre-tax Federal Deposit Insurance Corporation (“FDIC”) Special Assessment-related charge (the “FDIC charge”)1, adjusted diluted earnings per share2 for the quarter were $2.08, up 3% from the fourth quarter of 2023. Total deposits reached a record $58.6 billion as of March 31, 2024. Return on average common equity was 16%, return on average tangible common equity3 was 18%, and book value per share grew 13% year-over-year.

“This quarter we grew deposits by $2.5 billion to a new record level and optimized funding to support prudent asset growth,” said Dominic Ng, Chairman and Chief Executive Officer. “East West grew adjusted diluted earnings per share 3% and tangible book value per share3 2% quarter-over-quarter. With continued confidence in our earnings generation, stable credit quality, and capital strength, we were pleased to repurchase 1.2 million shares of common stock,” continued Ng. “Through the strength of our diversified business model, conservatively managed balance sheet, and industry-leading profitability, East West remains well-positioned to outperform the industry in 2024 and beyond.”

FINANCIAL HIGHLIGHTS

	Three Months Ended		Quarter-over-Quarter Change
($ in millions, except per share data)	March 31, 2024	December 31, 2023	$	%

Revenue	$644	$655	$(11)	(2)%
Pre-tax, Pre-provision Income[4]	397	364	33	9
Net Income	285	239	46	19
Diluted Earnings per Share	$2.03	$1.69	$0.34	20%
Adjusted Diluted Earnings per Share[2]	$2.08	$2.02	$0.06	3%
Book Value per Share	$50.48	$49.64	$0.84	2%
Tangible Book Value per Share[3]	$47.09	$46.27	$0.82	2%
Return on Average Common Equity	16.40%	14.16%	224 bps	—
Return on Average Tangible Common Equity[3]	17.60%	15.26%	234 bps	—
Total Assets	$70,876	$69,613	$1,263	2%

1 In November 2023, the FDIC approved a final rule to implement a special deposit insurance assessment to recover estimated losses to the Deposit Insurance Fund arising from the protection of uninsured depositors following the receiverships of failed institutions in the spring of 2023. In February 2024, the FDIC increased the estimated losses by $4.1 billion to $20.4 billion. As losses to the DIF are estimates, the FDIC may periodically adjust the amount, resulting in longer or shorter assessment periods, and/or additional special assessments.

[2] Adjusted diluted earnings per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 12.
[3] Return on average tangible common equity and tangible book value per share are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.
[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 10.

BALANCE SHEET

•Assets – Total assets were $70.9 billion as of March 31, 2024, an increase of $1.3 billion from $69.6 billion as of December 31, 2023, primarily reflecting a $2.2 billion increase in AFS debt securities mainly funded by a $2.5 billion increase in deposits; partly offset by decreases in cash and cash equivalents, assets purchased under resale agreements, and other items. Year-over-year, total assets grew $3.6 billion, or 5%, from $67.2 billion as of March 31, 2023.

First quarter 2024 average interest-earning assets of $68.1 billion were up $2.6 billion, or 4%, from $65.5 billion in the fourth quarter of 2023, reflecting increases of $1.4 billion in average cash and deposits with banks, $0.7 billion in average loans outstanding, and $0.6 billion in average AFS debt securities holdings.

•Loans – Total loans were $52.0 billion as of March 31, 2024, a decrease of $0.2 billion from $52.2 billion as of December 31, 2023. Year-over-year, total loans were up $3.1 billion, or 6%, from $48.9 billion as of March 31, 2023.

First quarter 2024 average loans of $51.9 billion grew $0.7 billion, or 1%, from the fourth quarter of 2023. The increase was driven by growth across our single-family residential and C&I loan portfolios.

•Deposits – Total deposits were $58.6 billion as of March 31, 2024, an increase of $2.5 billion, or 4%, from $56.1 billion as of December 31, 2023, primarily reflecting an increase in customer deposits related to a successful branch-based CD campaign for the Lunar New Year. Noninterest-bearing deposits made up 25% of our total deposits as of March 31, 2024, down from 28% as of December 31, 2023. Year-over-year, total deposits increased $3.8 billion from $54.7 billion as of March 31, 2023.

First quarter 2024 average deposits of $57.4 billion increased $2.0 billion from the fourth quarter of 2023, with growth in average time, money market, and interest-bearing checking deposits offset by declines in other categories.

•Borrowings – Total borrowings and long-term debt were $3.6 billion as of March 31, 2024, a decrease of $1.1 billion, or 24%, from $4.7 billion as of December 31, 2023. The decrease was driven by the payoff of $4.5 billion in Bank Term Funding Program borrowings and a $117 million decrease in long-term debt and finance lease liabilities due to the redemption of East West Capital Trust securities, partially offset by a $3.5 billion increase in Federal Home Loan Bank advances.

•Capital – As of March 31, 2024, stockholders’ equity was $7.0 billion, up 1% quarter-over-quarter. The stockholders’ equity to asset ratio was 9.91% as of March 31, 2024, compared with 9.98% as of December 31, 2023.

Book value per share was $50.48 as of March 31, 2024, up 2% quarter-over-quarter and 13% year-over-year. As of March 31, 2024, tangible book value per share5 was $47.09, up 2% quarter-over-quarter and 14% year-over-year. The tangible common equity ratio5 was 9.31%, compared with 9.37% as of December 31, 2023.

All of East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, and well above regional bank averages. The common equity tier 1 (“CET1”) capital ratio increased to 13.53%, and the total risk-based capital ratio increased by eight basis points to 14.84%, as of March 31, 2024.

OPERATING RESULTS

First Quarter Earnings – First quarter 2024 net income was $285 million, and diluted earnings per share (“EPS”) were $2.03. Excluding $10 million pre-tax for the FDIC charge in the first quarter of 2024 and a $70 million pre-tax FDIC charge and $3 million of losses on an AFS debt security in the fourth quarter of 2023, adjusted net income6 was $292 million and adjusted diluted earnings per share were $2.08, up 2% and 3% quarter-over-quarter, respectively.

[5] Tangible book value per share and the tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.
[6] Adjusted net income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 12.

First Quarter 2024 Compared to Fourth Quarter 2023

Net Interest Income and Net Interest Margin

Net interest income totaled $565 million in the first quarter, a decrease of 2% from $575 million in the fourth quarter of 2023. Net interest margin (“NIM”) was 3.34%, a 14 basis point decline from the fourth quarter.
•NIM declined primarily due to a higher cost of interest-bearing deposits and continued deposit mix shift, partly offset by higher asset yields and balances.
•The average loan yield was 6.71%, up 10 basis points from the fourth quarter. The average interest-earning asset yield was 6.04%, up four basis points from the fourth quarter.
•The average cost of funds was 2.97%, up 23 basis points from the fourth quarter. The average cost of deposits was 2.84%, up 24 basis points from the fourth quarter.

Noninterest Income

Noninterest income totaled $79 million in the first quarter, a decrease of $1 million, or 1%, from $80 million in the fourth quarter. Mark-to-market and credit valuation adjustments on customer and other derivatives was a gain of $1 million in the first quarter, compared with a loss of $7 million in the fourth quarter. Other investment income increased $1 million quarter-over-quarter.
•Fee income7 of $71 million was down $2 million, or 3%, from $73 million in the fourth quarter.
•Deposit fees, lending fees, and wealth management fees each increased by approximately $1 million quarter-over-quarter.
•The above increases were offset by a $3 million decrease in customer derivative revenue, reflecting lower customer activity.
•Foreign exchange income decreased $2 million in the first quarter, primarily reflecting an unfavorable change in mark-to-market adjustments on FX positions.

Noninterest Expense

Noninterest expense totaled $247 million in the first quarter, a decrease of $44 million, or 15% from $290 million in the fourth quarter, which includes $10 million and $70 million, respectively, for the FDIC charge. First quarter noninterest expense consisted of $223 million of adjusted noninterest expense8, and $13 million in amortization expenses related to tax credit and other investments.
•Adjusted noninterest expense of $223 million increased nearly $8 million, or 4%, from $215 million in the fourth quarter. This was driven primarily by a seasonal first quarter $11 million increase in compensation and employee benefits, reflecting higher payroll taxes and an increase in compensation, partly offset by a $5 million decrease in other operating expense, primarily reflecting lower legal expense and realized credit card fraud losses in the first quarter.
•Amortization of tax credit and other investments was $13 million in the first quarter, up $9 million from the fourth quarter. The increase was due to the sale of a tax credit investment and the timing of certain renewable energy tax credit investments that were not placed into service in the fourth quarter.
•The efficiency ratio was 38.3% in the first quarter, compared with 44.4% in the fourth quarter and the adjusted efficiency ratio8 was 34.7% in the first quarter, compared with 33.1% in the fourth quarter.

TAX RELATED ITEMS

First quarter 2024 income tax expense was $87 million, and the effective tax rate was 23.4%, compared with income tax expense of $88 million and 27.0% for the fourth quarter of 2023. The lower effective tax rate in the first quarter was primarily due to the sale of a tax credit investment in the fourth quarter and the timing of certain renewable energy tax credit investments that are expected to be placed into service in 2024.

[7] Fee income includes deposit account and lending fees, foreign exchange income, wealth management fees, and customer derivative revenue. Refer to Table 3 for additional fee and noninterest income information.

[8] Adjusted noninterest expense and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 10.

ASSET QUALITY

As of March 31, 2024, the credit quality of our loan portfolio remained solid.
•The criticized loans ratio increased 43 basis points quarter-over-quarter to 2.30% of loans held-for-investment (“HFI”) as of March 31, 2024, compared with 1.87% as of December 31, 2023. Criticized loans increased $217 million quarter-over-quarter to $1.2 billion as of March 31, 2024. The special mention loans ratio increased 28 basis points quarter-over-quarter to 1.05% of loans HFI as of March 31, 2024, compared with 0.77% as of December 31, 2023, and the classified loans ratio increased 15 basis points to 1.25%.
•Nonperforming assets increased $51 million to $165 million as of March 31, 2024, from $114 million as of December 31, 2023. The nonperforming assets ratio was 0.23% of total assets as of March 31, 2024, compared with 0.16% of total assets as of December 31, 2023. The quarter-over-quarter change reflects increases across commercial real estate, consumer, and C&I asset types.
•First quarter 2023 net charge-offs were $23 million, or annualized 0.17% of average loans HFI, compared with $20 million, or annualized 0.15% of average loans HFI, for the fourth quarter of 2023.
•The allowance for loan losses increased to $670 million, or 1.29% of loans HFI, as of March 31, 2024, compared with $669 million, or 1.28% of loans HFI, as of December 31, 2023.
•First quarter 2024 provision for credit losses was $25 million, compared with $37 million in the fourth quarter of 2023.

CAPITAL STRENGTH

Capital levels for East West remained strong as of March 31, 2024. The following table presents capital metrics as of March 31, 2024, December 31, 2023 and March 31, 2023.

EWBC Capital
($ in millions)	March 31, 2024 (a)	December 31, 2023 (a)	March 31, 2023 (a)
Risk-Weighted Assets (“RWA”) (b)	$53,448	$53,663	$50,229
Risk-based capital ratios:
CET1 capital ratio	13.53%	13.31%	13.06%
Tier 1 capital ratio	13.53%	13.31%	13.06%
Total capital ratio	14.84%	14.76%	14.50%
Leverage ratio	10.05%	10.21%	10.02%
Tangible common equity ratio (c)	9.31%	9.37%	8.74%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its March 31, 2024, December 31, 2023 and March 31, 2023 regulatory capital ratios. The Company’s March 31, 2024 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 11.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2024 dividends for the Company’s common stock. The common stock cash dividend of $0.55 per share is payable on May 17, 2024, to stockholders of record as of May 3, 2024.

East West repurchased 1.2 million shares of common stock during the first quarter of 2024 for approximately $82 million. $89 million of East West’s share repurchase authorization remains available.

Conference Call
East West will host a conference call to discuss first quarter 2024 earnings with the public on Tuesday, April 23, 2024, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses first quarter 2024 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $70.9 billion as of March 31, 2024. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates 120 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, residential and commercial property prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increased funding costs, declines in asset values and/or recognition of allowance for credit losses; changes in local, regional and global business, economic and political conditions and geopolitical events, such as political unrest, wars and acts of terrorism; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, losses in the value of our investment portfolio, deposit withdrawals, or other adverse consequences of negative market perceptions of the banking industry or us; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the FDIC, the SEC, the Consumer Financial Protection Bureau (“CFPB”), the California Department of Financial Protection and Innovation — Division of Financial Institutions, the People’s Bank of China, China’s National Administration of Financial Regulation, the Hong Kong Monetary Authority, the Hong Kong Securities and Futures Commission, and the Monetary Authority of Singapore; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. federal government’s debt limit and credit rating; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; the impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new initiatives or technologies into its business in a strategic manner; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and other similar matters which could result in, among other things, confidential proprietary, or personally identifiable information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation and other proceedings; the impact of political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions on the Company and its customers; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations, regulatory agreements, supervisory criticisms, and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on the Company’s critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures and the introduction of new or expanded products and services; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the operations of the Company and its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts, hurricanes, flooding and earthquakes or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024 (the “Company’s 2023 Form 10-K”) under the heading Item 1A. Risk Factors. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2024 % or Basis Point Change
	March 31, 2024	December 31, 2023	March 31, 2023	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents	$4,210,801	$4,614,984	$5,934,194	(8.8)%		(29.0)%
Interest-bearing deposits with banks	24,593	10,498	10,249	134.3		140.0
Assets purchased under resale agreements (“resale agreements”)	485,000	785,000	654,288	(38.2)		(25.9)
Available-for-sale (“AFS”) debt securities (amortized cost of $9,131,953, $6,916,491 and $7,072,240)	8,400,468	6,188,337	6,300,868	35.7		33.3
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,414,478, $2,453,971 and $2,502,674)	2,948,642	2,956,040	2,993,421	(0.3)		(1.5)
Loans held-for-sale (“HFS”)	13,280	116	6,861	NM		93.6
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $670,280, $668,743 and $619,893)	51,322,224	51,542,039	48,298,155	(0.4)		6.3
Affordable housing partnership, tax credit and Community Reinvestment Act investments, net	933,187	905,036	741,354	3.1		25.9
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	87,535	94,024	103,114	(6.9)		(15.1)
Other assets	1,984,243	2,051,113	1,736,697	(3.3)		14.3
Total assets	$70,875,670	$69,612,884	$67,244,898	1.8%		5.4%

Liabilities and Stockholders’ Equity
Deposits	$58,560,624	$56,092,438	$54,737,402	4.4%		7.0%
Short-term borrowings	19,173	—	—	100.0		100.0
Bank Term Funding Program (“BTFP”) borrowings	—	4,500,000	4,500,000	(100.0)		(100.0)
Federal Home Loan Bank (“FHLB”) advances	3,500,000	—	—	100.0		100.0
Long-term debt and finance lease liabilities	36,428	153,011	152,467	(76.2)		(76.1)
Operating lease liabilities	95,643	102,353	112,676	(6.6)		(15.1)
Accrued expenses and other liabilities	1,640,570	1,814,248	1,433,022	(9.6)		14.5
Total liabilities	63,852,438	62,662,050	60,935,567	1.9		4.8
Stockholders’ equity	7,023,232	6,950,834	6,309,331	1.0		11.3
Total liabilities and stockholders’ equity	$70,875,670	$69,612,884	$67,244,898	1.8%		5.4%

Book value per share	$50.48	$49.64	$44.62	1.7%		13.1%
Tangible book value (1) per share	$47.09	$46.27	$41.28	1.8		14.1
Number of common shares at period-end	139,121	140,027	141,396	(0.6)		(1.6)
Total stockholders’ equity to assets ratio	9.91%	9.98%	9.38%	(7)	bps	53	bps
Tangible common equity (“TCE”) ratio (1)	9.31%	9.37%	8.74%	(6)	bps	57	bps

NM - Not meaningful.
(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2024 % Change
	March 31, 2024	December 31, 2023	March 31, 2023	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$16,350,191	$16,581,079	$15,641,840	(1.4)%	4.5%
Commercial real estate (“CRE”):
CRE	14,609,655	14,777,081	14,019,136	(1.1)	4.2
Multifamily residential	5,010,245	5,023,163	4,682,280	(0.3)	7.0
Construction and land	673,939	663,868	731,394	1.5	(7.9)
Total CRE	20,293,839	20,464,112	19,432,810	(0.8)	4.4
Consumer:
Residential mortgage:
Single-family residential	13,563,738	13,383,060	11,786,998	1.4	15.1
Home equity lines of credit (“HELOCs”)	1,731,233	1,722,204	1,988,881	0.5	(13.0)
Total residential mortgage	15,294,971	15,105,264	13,775,879	1.3	11.0
Other consumer	53,503	60,327	67,519	(11.3)	(20.8)
Total loans HFI (1)	51,992,504	52,210,782	48,918,048	(0.4)	6.3
Loans HFS	13,280	116	6,861	NM	93.6
Total loans (1)	52,005,784	52,210,898	48,924,909	(0.4)	6.3
Allowance for loan losses	(670,280)	(668,743)	(619,893)	0.2	8.1
Net loans (1)	$51,335,504	$51,542,155	$48,305,016	(0.4)%	6.3%

Deposits:
Noninterest-bearing demand	$14,798,927	$15,539,872	$18,327,320	(4.8)%	(19.3)%
Interest-bearing checking	7,570,427	7,558,908	8,742,580	0.2	(13.4)
Money market	13,585,597	13,108,727	9,293,114	3.6	46.2
Savings	1,834,393	1,841,467	2,280,562	(0.4)	(19.6)
Time deposits	20,771,280	18,043,464	16,093,826	15.1	29.1
Total deposits	$58,560,624	$56,092,438	$54,737,402	4.4%	7.0%

Deposits by type:
Commercial and business banking	$32,690,771	$32,109,643	$30,041,135	1.8%	8.8%
Consumer and private banking	20,543,473	18,861,092	18,021,116	8.9	14.0
Greater China (2)	3,282,218	3,172,222	3,008,457	3.5	9.1
Wholesale	2,044,162	1,949,481	3,666,694	4.9	(44.3)
Total deposits	$58,560,624	$56,092,438	$54,737,402	4.4%	7.0%

NM - Not meaningful.
(1)Includes $63 million, $71 million and $75 million of net deferred loan fees and net unamortized premiums as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
(2)Includes deposits booked at the Bank’s Hong Kong branch and foreign subsidiary, East West Bank (China) Limited.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2024 % Change
	March 31, 2024	December 31, 2023	March 31, 2023	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,023,617	$990,378	$835,506	3.4%	22.5%
Interest expense	458,478	415,544	235,645	10.3	94.6
Net interest income before provision for credit losses	565,139	574,834	599,861	(1.7)	(5.8)
Provision for credit losses	25,000	37,000	20,000	(32.4)	25.0
Net interest income after provision for credit losses	540,139	537,834	579,861	0.4	(6.9)
Noninterest income:
Deposit account fees	24,139	22,996	21,703	5.0%	11.2%
Lending fees	22,925	22,077	20,586	3.8	11.4
Foreign exchange income	12,278	14,236	12,660	(13.8)	(3.0)
Wealth management fees	8,592	7,735	6,304	11.1	36.3
Customer derivative revenue	3,137	6,296	5,047	(50.2)	(37.8)
Total fee income	71,071	73,340	66,300	(3.1)	7.2
Mark-to-market and credit valuation adjustments	613	(7,241)	(2,483)	NM	NM
Net (losses) gains on sales of loans	(41)	3,675	(22)	NM	(86.4)
Net gains (losses) on AFS debt securities	49	3,138	(10,000)	(98.4)	NM
Other investment income	2,815	1,673	1,921	68.3	46.5
Other income	4,481	5,318	4,262	(15.7)	5.1
Total noninterest income	78,988	79,903	59,978	(1.1)%	31.7%
Noninterest expense:
Compensation and employee benefits	141,812	130,794	129,654	8.4%	9.4%
Occupancy and equipment expense	15,230	15,735	15,587	(3.2)	(2.3)
Deposit insurance premiums and regulatory assessments	19,649	78,553	7,910	(75.0)	148.4
Deposit account expense	12,188	11,390	9,609	7.0	26.8
Computer software and data processing expenses	11,344	11,315	10,707	0.3	5.9
Other operating expense (1)	33,445	38,130	34,870	(12.3)	(4.1)
Amortization of tax credit and other investments	13,207	4,581	10,110	188.3	30.6
Total noninterest expense	246,875	290,498	218,447	(15.0)%	13.0%
Income before income taxes	372,252	327,239	421,392	13.8	(11.7)
Income tax expense	87,177	88,286	98,953	(1.3)	(11.9)
Net income	$285,075	$238,953	$322,439	19.3%	(11.6)%

Earnings per share (“EPS”)
- Basic	$2.04	$1.70	$2.28	20.3%	(10.5)%
- Diluted	$2.03	$1.69	$2.27	20.3	(10.5)
Weighted-average number of shares outstanding
- Basic	139,409	140,595	141,112	(0.8)%	(1.2)%
- Diluted	140,261	141,409	141,913	(0.8)	(1.2)

NM - Not meaningful.
(1)Includes $4 million of repurchase agreements’ extinguishment cost for the three months ended March 31, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2024 % Change
	March 31, 2024	December 31, 2023	March 31, 2023	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I	$16,251,622	$15,948,678	$15,400,996	1.9%	5.5%
CRE:
CRE	14,725,440	14,723,027	13,932,758	0.0	5.7
Multifamily residential	5,033,143	4,939,119	4,600,094	1.9	9.4
Construction and land	655,002	752,783	675,047	(13.0)	(3.0)
Total CRE	20,413,585	20,414,929	19,207,899	0.0	6.3
Consumer:
Residential mortgage:
Single-family residential	13,477,057	13,097,056	11,417,477	2.9	18.0
HELOCs	1,725,287	1,732,348	2,050,778	(0.4)	(15.9)
Total residential mortgage	15,202,344	14,829,404	13,468,255	2.5	12.9
Other consumer	57,289	59,245	72,687	(3.3)	(21.2)
Total loans (1)	$51,924,840	$51,252,256	$48,149,837	1.3%	7.8%

Interest-earning assets	$68,122,045	$65,505,724	$61,483,533	4.0%	10.8%
Total assets	$71,678,396	$69,421,959	$65,113,604	3.3%	10.1%

Deposits:
Noninterest-bearing demand	$14,954,953	$15,884,525	$19,709,980	(5.9)%	(24.1)%
Interest-bearing checking	7,695,429	7,608,234	6,493,865	1.1	18.5
Money market	13,636,210	12,824,121	11,260,715	6.3	21.1
Savings	1,809,568	1,873,276	2,436,587	(3.4)	(25.7)
Time deposits	19,346,243	17,216,367	15,052,762	12.4	28.5
Total deposits	$57,442,403	$55,406,523	$54,953,909	3.7%	4.5%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2024			December 31, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,861,517	$74,382	5.10%	$4,445,115	$56,250	5.02%
Resale agreements	725,659	6,115	3.39%	785,000	7,232	3.66%
Debt securities:
AFS debt securities	6,566,368	62,858	3.85%	5,985,361	58,926	3.91%
HTM debt securities	2,950,686	12,534	1.71%	2,958,294	12,585	1.69%
Total debt securities	9,517,054	75,392	3.19%	8,943,655	71,511	3.17%
Loans:
C&I	16,251,622	325,810	8.06%	15,948,678	321,026	7.99%
CRE	20,413,584	324,087	6.39%	20,414,929	327,194	6.36%
Residential mortgage	15,202,345	215,674	5.71%	14,829,404	205,371	5.49%
Other consumer	57,289	818	5.74%	59,245	786	5.26%
Total loans (2)	51,924,840	866,389	6.71%	51,252,256	854,377	6.61%
FHLB and FRB stock	92,975	1,339	5.79%	79,698	1,008	5.02%
Total interest-earning assets	$68,122,045	$1,023,617	6.04%	$65,505,724	$990,378	6.00%

Noninterest-earning assets:
Cash and due from banks	445,767			489,055
Allowance for loan losses	(679,116)			(650,724)
Other assets	3,789,700			4,077,904
Total assets	$71,678,396			$69,421,959

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,695,429	$53,821	2.81%	$7,608,234	$52,170	2.72%
Money market deposits	13,636,210	134,661	3.97%	12,824,121	123,744	3.83%
Savings deposits	1,809,568	4,120	0.92%	1,873,276	3,894	0.82%
Time deposits	19,346,243	213,597	4.44%	17,216,367	183,175	4.22%
Short-term and BTFP borrowings, and federal funds purchased	3,864,525	42,106	4.38%	4,500,475	49,570	4.37%
Assets sold under repurchase agreements (“repurchase agreements”)	2,549	35	5.52%	2,876	41	5.66%
FHLB advances	554,946	7,739	5.61%	1	—	—%
Long-term debt and finance lease liabilities	125,818	2,399	7.67%	153,010	2,950	7.65%
Total interest-bearing liabilities	$47,035,288	$458,478	3.92%	$44,178,360	$415,544	3.73%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,954,953			15,884,525
Accrued expenses and other liabilities	2,695,597			2,663,222
Stockholders’ equity	6,992,558			6,695,852
Total liabilities and stockholders’ equity	$71,678,396			$69,421,959

Interest rate spread			2.12%			2.27%
Net interest income and net interest margin		$565,139	3.34%		$574,834	3.48%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2024			March 31, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,861,517	$74,382	5.10%	$3,449,626	$35,647	4.19%
Resale agreements	725,659	6,115	3.39%	688,778	4,503	2.65%
Debt securities:
AFS debt securities	6,566,368	62,858	3.85%	6,108,825	53,197	3.53%
HTM debt securities	2,950,686	12,534	1.71%	2,995,677	12,734	1.72%
Total debt securities	9,517,054	75,392	3.19%	9,104,502	65,931	2.94%
Loans:
C&I	16,251,622	325,810	8.06%	15,400,996	275,573	7.26%
CRE	20,413,584	324,087	6.39%	19,207,899	282,464	5.96%
Residential mortgage	15,202,345	215,674	5.71%	13,468,255	169,494	5.10%
Other consumer	57,289	818	5.74%	72,687	855	4.77%
Total loans (2)	51,924,840	866,389	6.71%	48,149,837	728,386	6.14%
FHLB and FRB stock	92,975	1,339	5.79%	90,790	1,039	4.64%
Total interest-earning assets	$68,122,045	$1,023,617	6.04%	$61,483,533	$835,506	5.51%

Noninterest-earning assets:
Cash and due from banks	445,767			621,104
Allowance for loan losses	(679,116)			(602,754)
Other assets	3,789,700			3,611,721
Total assets	$71,678,396			$65,113,604

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,695,429	$53,821	2.81%	$6,493,865	$23,174	1.45%
Money market deposits	13,636,210	134,661	3.97%	11,260,715	76,102	2.74%
Savings deposits	1,809,568	4,120	0.92%	2,436,587	3,669	0.61%
Time deposits	19,346,243	213,597	4.44%	15,052,762	113,849	3.07%
Short-term and BTFP borrowings	3,864,525	42,106	4.38%	811,551	8,825	4.41%
Repurchase agreements	2,549	35	5.52%	106,785	1,052	4.00%
FHLB advances	554,946	7,739	5.61%	500,000	6,430	5.22%
Long-term debt and finance lease liabilities	125,818	2,399	7.67%	152,420	2,544	6.77%
Total interest-bearing liabilities	$47,035,288	$458,478	3.92%	$36,814,685	$235,645	2.60%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	14,954,953			19,709,980
Accrued expenses and other liabilities	2,695,597			2,405,615
Stockholders’ equity	6,992,558			6,183,324
Total liabilities and stockholders’ equity	$71,678,396			$65,113,604

Interest rate spread			2.12%			2.91%
Net interest income and net interest margin		$565,139	3.34%		$599,861	3.96%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2024 Basis Point Change
	March 31, 2024	December 31, 2023	March 31, 2023	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.60%	1.37%	2.01%	23	bps	(41)	bps
Adjusted return on average assets (2)	1.64%	1.63%	2.05%	1		(41)
Return on average common equity	16.40%	14.16%	21.15%	224		(475)
Adjusted return on average common equity (2)	16.81%	16.95%	21.61%	(14)		(480)
Return on average TCE (3)	17.60%	15.26%	22.94%	234		(534)
Adjusted return on average TCE (3)	18.05%	18.26%	23.44%	(21)		(539)
Interest rate spread	2.12%	2.27%	2.91%	(15)		(79)
Net interest margin	3.34%	3.48%	3.96%	(14)		(62)
Average loan yield	6.71%	6.61%	6.14%	10		57
Yield on average interest-earning assets	6.04%	6.00%	5.51%	4		53
Average cost of interest-bearing deposits	3.85%	3.64%	2.49%	21		136
Average cost of deposits	2.84%	2.60%	1.60%	24		124
Average cost of funds	2.97%	2.74%	1.69%	23		128
Adjusted noninterest expense/average assets (4)	1.25%	1.23%	1.27%	2		(2)
Efficiency ratio	38.33%	44.37%	33.11%	(604)		522
Adjusted efficiency ratio (4)	34.68%	33.07%	30.46%	161	bps	422	bps

(1)Annualized except for efficiency ratio and adjusted efficiency ratio.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 11.
(4)Adjusted noninterest expense/average assets and adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 10.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8

		Three Months Ended March 31, 2024
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2023		$392,685	$215,436	$58,965	$1,657	$668,743
(Reversal of) provision for credit losses on loans	(a)	(500)	23,985	801	(131)	24,155
Gross charge-offs		(20,998)	(3,628)	—	(58)	(24,684)
Gross recoveries		1,710	344	53	—	2,107
Total net (charge-offs) recoveries		(19,288)	(3,284)	53	(58)	(22,577)
Foreign currency translation adjustment		(41)	—	—	—	(41)
Allowance for loan losses, March 31, 2024		$372,856	$236,137	$59,819	$1,468	$670,280

		Three Months Ended December 31, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2023		$383,677	$211,418	$58,725	$1,703	$655,523
Provision for credit losses on loans	(a)	27,732	4,875	233	50	32,890
Gross charge-offs		(20,264)	(1,213)	—	(96)	(21,573)
Gross recoveries		1,248	356	7	—	1,611
Total net (charge-offs) recoveries		(19,016)	(857)	7	(96)	(19,962)
Foreign currency translation adjustment		292	—	—	—	292
Allowance for loan losses, December 31, 2023		$392,685	$215,436	$58,965	$1,657	$668,743

		Three Months Ended March 31, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	343	2	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	$182,689	$40,041	$1,560	$601,673
(Reversal of) provision for credit losses on loans	(a)	(678)	6,021	13,022	155	18,520
Gross charge-offs		(1,900)	(6)	(91)	(40)	(2,037)
Gross recoveries		1,211	211	6	—	1,428
Total net (charge-offs) recoveries		(689)	205	(85)	(40)	(609)
Foreign currency translation adjustment		309	—	—	—	309
Allowance for loan losses, March 31, 2023		$376,325	$188,915	$52,978	$1,675	$619,893

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8 (continued)

		Three Months Ended
		March 31, 2024	December 31, 2023	March 31, 2023
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$37,699	$33,589	$26,264
Provision for credit losses on unfunded credit commitments	(b)	845	4,110	1,480
Foreign currency translation adjustment		—	—	(3)
Allowance for unfunded credit commitments, end of period (1)		$38,544	$37,699	$27,741

Provision for credit losses	(a)+(b)	$25,000	$37,000	$20,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 9

Criticized Loans	March 31, 2024	December 31, 2023	March 31, 2023
Special mention loans	$543,573	$404,241	$461,356
Classified loans	651,485	573,969	452,715
Total criticized loans (1)	$1,195,058	$978,210	$914,071

Nonperforming Assets	March 31, 2024	December 31, 2023	March 31, 2023
Nonaccrual loans:
Commercial:
C&I	$48,962	$37,036	$43,747
Total CRE	51,888	27,918	19,427
Consumer:
Total residential mortgage	47,167	37,788	29,585
Other consumer	162	132	366
Total nonaccrual loans	148,179	102,874	93,125
Other real estate owned, net	16,692	11,141	270
Total nonperforming assets	$164,871	$114,015	$93,395

Credit Quality Ratios	March 31, 2024	December 31, 2023	March 31, 2023
Annualized quarterly net charge-offs to average loans HFI	0.17%	0.15%	0.01%
Special mention loans to loans HFI	1.05%	0.77%	0.94%
Classified loans to loans HFI	1.25%	1.10%	0.93%
Criticized loans to loans HFI	2.30%	1.87%	1.87%
Nonperforming assets to total assets	0.23%	0.16%	0.14%
Nonaccrual loans to loans HFI	0.29%	0.20%	0.19%
Allowance for loan losses to loans HFI	1.29%	1.28%	1.27%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 10
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision income represents total adjusted revenue less adjusted noninterest expense. Adjusted revenue excludes the net gain/loss related to an AFS debt security that was written-off in the first quarter of 2023 and subsequently sold during the fourth quarter of 2023. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles, the FDIC special assessment charge (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income) and the repurchase agreements’ extinguishment cost (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		March 31, 2024	December 31, 2023	March 31, 2023
Net interest income before provision for credit losses	(a)	$565,139	$574,834	$599,861
Total noninterest income		78,988	79,903	59,978
Total revenue	(b)	$644,127	$654,737	$659,839
Noninterest income		78,988	79,903	59,978
Less/add: Net (gains)/losses on AFS debt securities		—	(3,138)	10,000
Adjusted noninterest income	(c)	78,988	76,765	69,978
Adjusted revenue	(a)+(c) = (d)	$644,127	$651,599	$669,839

Total noninterest expense	(e)	$246,875	$290,498	$218,447
Less: Amortization of tax credit and other investments		(13,207)	(4,581)	(10,110)
Amortization of core deposit intangibles		—	(441)	(441)
FDIC special assessment charge		(10,305)	(69,986)	—
Repurchase agreements’ extinguishment cost		—	—	(3,872)
Adjusted noninterest expense	(f)	$223,363	$215,490	$204,024
Efficiency ratio	(e)/(b)	38.33%	44.37%	33.11%
Adjusted efficiency ratio	(f)/(d)	34.68%	33.07%	30.46%
Pre-tax, pre-provision income	(b)-(e) = (g)	$397,252	$364,239	$441,392
Adjusted pre-tax, pre-provision income	(d)-(f) = (h)	$420,764	$436,109	$465,815
Average total assets	(i)	$71,678,396	$69,421,959	$65,113,604
Adjusted noninterest expense/average assets (1)	(f)/(i)	1.25%	1.23%	1.27%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2024	December 31, 2023	March 31, 2023
Stockholders’ equity	(a)	$7,023,232	$6,950,834	$6,309,331
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(6,234)	(6,602)	(7,201)
Tangible book value	(b)	$6,551,301	$6,478,535	$5,836,433

Number of common shares at period-end	(c)	139,121	140,027	141,396
Book value per share	(a)/(c)	$50.48	$49.64	$44.62
Tangible book value per share	(b)/(c)	$47.09	$46.27	$41.28

Total assets	(d)	$70,875,670	$69,612,884	$67,244,898
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(6,234)	(6,602)	(7,201)
Tangible assets	(e)	$70,403,739	$69,140,585	$66,772,000
Total stockholders’ equity to assets ratio	(a)/(d)	9.91%	9.98%	9.38%
TCE ratio	(b)/(e)	9.31%	9.37%	8.74%

Return on average TCE represents tangible net income divided by average tangible book value. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments, the FDIC special assessment charge (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income), and the net gain/loss related to an AFS debt security that was written-off in the first quarter of 2023 and subsequently sold during the fourth quarter of 2023. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2024	December 31, 2023	March 31, 2023
Net income	(e)	$285,075	$238,953	$322,439
Add: Amortization of core deposit intangibles		—	441	441
Amortization of mortgage servicing assets		308	302	356
Tax effect of amortization adjustments (2)		(91)	(220)	(233)
Tangible net income	(f)	$285,292	$239,476	$323,003
Add: FDIC special assessment charge		10,305	69,986	—
Less/add: Net (gains)/losses on AFS debt securities		—	(3,138)	10,000
Tax effect of adjustments (2)		(3,046)	(19,760)	(2,929)
Adjusted tangible net income	(g)	$292,551	$286,564	$330,074

Average stockholders’ equity	(h)	$6,992,558	$6,695,852	$6,183,324
Less: Average goodwill		(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(6,473)	(5,434)	(7,696)
Average tangible book value	(i)	$6,520,388	$6,224,721	$5,709,931
Return on average common equity (3)	(e)/(h)	16.40%	14.16%	21.15%
Return on average TCE (3)	(f)/(i)	17.60%	15.26%	22.94%
Adjusted return on average TCE (3)	(g)/(i)	18.05%	18.26%	23.44%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.56% for the three months ended March 31, 2024 and December 31, 2023. Applied statutory tax rate of 29.29% for the three months ended March 31, 2023.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
During the first quarter of 2024 and fourth quarter of 2023, the Company recorded $10 million and $70 million, respectively, in pre-tax FDIC special assessment charges (included in Deposit insurance premiums and regulatory assessments on the Consolidated Statement of Income). During the fourth quarter of 2023, the Company recognized a $3 million pre-tax gain on sale for an AFS debt security that was previously written-off. During the first quarter of 2023, the Company recorded a $10 million pre-tax impairment write-off of an AFS debt security.

		Three Months Ended
		March 31, 2024	December 31, 2023	March 31, 2023
Net income	(a)	$285,075	$238,953	$322,439
Add: FDIC special assessment charge		10,305	69,986	—
Less/add: Net (gains)/losses on AFS debt securities		—	(3,138)	10,000
Tax effect of adjustments (1)		(3,046)	(19,760)	(2,929)
Adjusted net income	(b)	$292,334	$286,041	$329,510

Diluted weighted-average number of shares outstanding		140,261	141,409	141,913
Diluted EPS		$2.03	$1.69	$2.27
Add: FDIC special assessment charge		0.05	0.35	—
Less/add: Net (gains)/losses on AFS debt securities		—	(0.02)	0.05
Adjusted diluted EPS		$2.08	$2.02	$2.32

Average total assets	(c)	$71,678,396	$69,421,959	$65,113,604
Average stockholders’ equity	(d)	$6,992,558	$6,695,852	$6,183,324
Return on average assets (2)	(a)/(c)	1.60%	1.37%	2.01%
Adjusted return on average assets (2)	(b)/(c)	1.64%	1.63%	2.05%
Return on average common equity (2)	(a)/(d)	16.40%	14.16%	21.15%
Adjusted return on average common equity (2)	(b)/(d)	16.81%	16.95%	21.61%
Return on average TCE (2)(3)		17.60%	15.26%	22.94%
Adjusted return on average TCE (2)(3)		18.05%	18.26%	23.44%

(1)Applied statutory tax rate of 29.56% for the three months ended March 31, 2024 and December 31, 2023. Applied statutory tax rate of 29.29% for the three months ended March 31, 2023.
(2)Annualized.
(3)Refer to Table 11 for the calculation of the return on average TCE and adjusted return on average TCE ratios.